As filed with the Securities and Exchange Commission on February 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNACOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4856877
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

(Address of Principal Executive Offices) (Zip Code)

Synacor, Inc. 2000 Stock Plan

Synacor, Inc. 2006 Stock Plan

Synacor, Inc. 2012 Equity Incentive Plan

(Full title of the plan)

Ronald N. Frankel

President and Chief Executive Officer

Synacor, Inc.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

(Name and address of agent for service)

(716) 853-1362

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	454,433 shares (2)	$0.31 (5)	$140,874.23	$16.15
Common Stock, $0.01 par value	3,689,232 shares (3)	$3.22 (6)	$11,879,327.04	$1,361.38
Common Stock, $0.01 par value	1,000,000 shares (4)	$5.12 (7)	$ 5,120,000	$586.76
Total:	5,143,665 shares	—	$17,140,201.27	$1,964.29

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Synacor, Inc. 2000 Stock Plan, as amended, (the “2000 Plan”), the Synacor, Inc. 2006 Stock Plan, as amended, (the “2006 Plan”) and the Synacor, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.
(2)	Represents 454,433 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the 2000 Plan.
(3)	Represents 3,689,232 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the 2006 Plan.
(4)	Represents 1,000,000 shares of Common Stock reserved for future issuance under the 2012 Plan.
(5)	In accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, the offering price per share and the aggregate offering price is based on the $0.31 per share weighted average exercise price for outstanding options granted under the 2000 Plan.
(6)	In accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, the offering price per share and the aggregate offering price is based on the $3.22 per share weighted average exercise price for outstanding options granted under the 2006 Plan.
(7)	Estimated in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the NASDAQ Global Market on February 17, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Synacor, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a) The Registrant’s Prospectus filed with the SEC on February 10, 2012, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-178049), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 001-33843 on Form 8-A filed with the SEC on January 30, 2012, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be automatically eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred by their being a director or officer or in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of a proceeding where the right of indemnification is applicable. Our amended and restated bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, the Registrant has entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The form of agreement provides that the Registrant will indemnify each of its directors, executive officers and such key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of the Registrant’s directors, executive officers or key employees, to the fullest extent permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation and the Registrant’s amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, the Registrant will advance all expenses incurred by its directors, executive officers and such key employees in connection with a legal proceeding in which they may be entitled to indemnification.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2012).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2012).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.4 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 3, 2012).

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney.

99.1	Synacor, Inc. 2000 Stock Plan, as amended, (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, filed with the SEC on November 18, 2011).

99.2	Synacor, Inc. 2006 Stock Plan, as amended, (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, filed with the SEC on November 18, 2011).

99.3	Synacor, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 18, 2012).

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on this 21st day of February, 2012.

SYNACOR, INC.

By:	/s/ Ronald N. Frankel
Ronald N. Frankel
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald N. Frankel	President, Chief Executive Officer and Director	February 21, 2012
Ronald N. Frankel	(Principal Executive Officer)

/s/ William J. Stuart	Chief Financial Officer	February 21, 2012
William J. Stuart	(Principal Financial and Accounting Officer)

* Marwan Fawaz	Director	February 21, 2012

* Gary L. Ginsberg	Director	February 21, 2012

Andrew Kau	Director

Jordan Levy	Director

Signature	Title	Date

* Michael J. Montgomery	Director	February 21, 2012

* By:	/s/ William Stuart
William Stuart
Attorney in fact

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2012).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2012).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.4 of Registrant’s Registration Statement on Form S-1/A, filed with the SEC on February 3, 2012).

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney.

99.1	Synacor, Inc. 2000 Stock Plan, as amended, (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, filed with the SEC on November 18, 2011).

99.2	Synacor, Inc. 2006 Stock Plan, as amended, (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, filed with the SEC on November 18, 2011).

99.3	Synacor, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1/A, filed with the SEC on January 18, 2012).